SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
September 28, 2005 (September 22, 2005)
TRIBEWORKS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-28675	94-337095

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
243 Front Street
San Francisco, California 94111
(Address of Principal Executive Offices) (Zip Code)
(415) 674-5555
(Registrant’s telephone number, including area code)

(Registrant’s Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02:	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS
(a)	Not applicable.

(b)	On September 22, 2005, Mr. David C. Hayes resigned his position as Chief Financial Officer of Tribeworks, Inc. and as a member of the board of directors of Tribeworks, Inc. (the “Company”). There were no disagreements with the Company on any matter related to the Company’s operations, policies or practices.

(c)	On September 22, 2005, Byran Somervell Patrick Marra was appointed as the Company’s Chief Financial Officer to replace Mr. Hayes. Prior to joining the Company, Mr. Marra has been CEO of Ashcott Consulting, a family-owned investment company located in Wellington, New Zealand since 1999. Mr. Marra has been a Director of FreshXtend Technologies Corp., a Toronto Stock Exchange-listed company located in Vancouver BC, Canada since December, 2002. Mr. Marra was acting CFO of FreshXtend from July 2003 to May 2004 and CEO from July 2003 until August 2005. Mr. Marra obtained a BCA degree in Accounting and Finance as well as a BA in Economics and Economic History from Victoria University in Wellington, New Zealand.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIBEWORKS, INC.
Date: 9/28/05	By:	/s/ Peter B. Jacobson
PETER B. JACOBSON,
Chief Executive Officer